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               JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP
                                 SUITE 400 EAST
                       1025 THOMAS JEFFERSON STREET, N.W.
                           WASHINGTON, D.C. 2007-0805
                            TELECOPIER (202) 965-8104


AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, DE  19801

October 15, 1999

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Pre Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-85573) filed by AIG Life Insurance Company and Variable Account II with the Securities and Exchange Commission under the Securities Act of 1933 on or about October 15, 1999.

Very truly yours,
/s/Jorden Burt Boros Cicchetti Berenson & Johnson LLP
Jorden Burt Boros Cicchetti Berenson & Johnson LLP